QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of APAC Customer Services, Inc. (the "Company") for the quarterly period ended September 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Theodore G. Schwartz, as Chief Executive Officer of the Company, and Marc T. Tanenberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

        (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore G. Schwartz Name: Theodore G. Schwartz Title: Chief Executive Officer Date: November 11, 2002
/s/ Marc T. Tanenberg Name: Marc T. Tanenberg Title: Chief Financial Officer Date: November 11, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

QuickLinks

  Exhibit 99.1